Exhibit 99.1

Evergreen Energy Adds Two Members to Board of Directors
Additions Enhance Expertise in Turnaround and Business Strategy

DENVER, January 11, 2010 — Evergreen Energy Inc. (NYSE Arca: EEE) added two new members to its Board of Directors.  Effective January 6, 2010, William G. Gibson, 61, and Chester N. Winter, 77, will replace Stanford M. Adelstein and James S. Pignatelli, who have retired from the Board.  The total Board count will remain at eight members.

“I would like to thank our retiring Board members for their years of service and contribution to Evergreen,” stated Tom Stoner, CEO of Evergreen.  “As we are furthering our efforts to be a pure play environmental intelligence and analytics company featuring our GreenCert™ suite of solutions, we are enhancing our Board.  The additions of Bill and Chet strengthen our Board composition by adding expertise in turnarounds and business strategy.  With significant experience in software and professional services organizations, Bill’s strengths include strategy assessment, operations analysis, marketing review and go-to-market design.  Chet is a seasoned executive whose recent activities have concentrated on advising on business matters related to strategy, operations and finance as well as growth, change and improvement.  Both new directors offer a unique perspective and add a critical element to executing our long-term strategy.”

William G. Gibson
Gibson is a seasoned executive with over 35 years experience in high technology. He has served on the Board of Directors of a privately held bio-fuel renewable energy company since November 2007. Gibson served as president and CEO of Network General Corporation, from November 2005 through November 2007, which was acquired by NetScout in November 2007.  Previously, Gibson as a Senior Executive Consultant at Silver Lake Partners from February 2005 through November 2005 and as COO of Crystal Decision, Inc., a provider of business intelligence software and services, at which he helped orchestrate the restructure and refocus of a slow growing desktop software company into an enterprise ready software category leader.  Gibson also held management, operations and sales positions at industry-leading companies such as AT&T Corporation, Lucent Technologies, Inc., NEC Corporation, Rogers Cantel Mobile Communications, Inc., Securitylink, Sharp Electronics and Sprint PCS.  Gibson holds an MBA degree from Georgia State University and Bachelor of Science Economics from Auburn University.

Chester N. Winter
Winter is a general partner with NewWest Capital Partners, an investment fund manager, as well as chairman of Texture Media, a startup technology agency.  Previously, Winter was a member of the Board of directors of Econergy International, one of the premier carbon trading companies after the ratification of the Kyoto Protocol, and chairman of Highland Energy Group, a venture capital funded, electric utility focused, energy management company.  Mr. Winter served on the Econergy Board with Tom Stoner and Richard Perl.  Previously he served on the Board of Highland Energy with Tom Stoner.  In addition, Winter served on the Boards of Directors for Clinical Diagnostics, Inc., U.S. Wireless Data, Soleron, and First Western Trust Bank.  In addition, he serves the University of Colorado on the Advisory Board of its Department of Economics and on the Board of its Bard Center for Entrepreneurship.  Winter holds both a B.S. and a M.S. of Economics from the University of Colorado.

Evergreen Energy Inc.
Evergreen Energy Inc. (NYSE Arca: EEE) has developed two proven, proprietary, patented, and transformative green technologies: the GreenCert™ suite of software and services and K-Fuel®.   GreenCert, which is owned exclusively by Evergreen, is a scientifically accurate, scalable environment intelligence solution that measures greenhouse gases and generates verifiable emissions credits.  K-Fuel technology significantly improves the performance of low-rank coals yielding higher efficiency and lowering emissions.  Visit www.evgenergy.com for more information.

Safe Harbor Statement
Statements in this release that relate to future plans or projected results of Evergreen Energy Inc.  are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission, all of which filings any reader of this release is encouraged to study.  In addition, our ability to execute our business plan and develop the C-Lock Technology may be adversely impacted by the inability to sell Buckeye, raise significant additional capital or effectively complete any restructure transaction on a timely basis to fund our business operations.  Readers of this release are cautioned not to put undue reliance on forward-looking statements.

Evergreen Investor Contact:
Kirsten Chapman & Becky Herrick
Lippert / Heilshorn & Associates
415.433.3777
bherrick@lhai.com

Evergreen Media Contact:
Adam Handelsman
Lippert / Heilshorn & Associates
212.838.3777
AHandelsman@lhai.com

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